Exhibit 24
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors (each, a “Signatory”) of Numerex Corp., a corporation organized under the laws of the Commonwealth of Pennsylvania (the “Company”), hereby constitutes and appoints Stratton J. Nicolaides, Alan B. Catherall or Michael Kent (each, an “Agent”, and collectively, “Agents”), or any of them, his true and lawful attorney-in-fact and agent for and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 or any other appropriate form and all amendments or supplements (including any post-effective amendments) thereto, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with all exhibits and any and all documents required to be filed with respect thereto, relating to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Signature	Title	Date
/s/ Stratton J. Nicolaides	Chief Executive Officer and Chairman	June 27, 2006

Stratton J. Nicolaides	(Principal Executive Officer)

/s/ Alan B. Catherall	Chief Financial Officer and	June 27, 2006

Alan B. Catherall	Principal Accounting Officer
(Principal Financial and Accounting Officer)

/s/ Brian C. Beazer	Director	June 27, 2006

Brian C. Beazer

/s/ George Benson	Director	June 27, 2006

George Benson

/s/ Nicholas A. Davidge	Director	June 26, 2006

Nicholas A. Davidge

Signature	Title	Date
/s/ Matthew J. Flanigan	Director	June 27, 2006

Matthew J. Flanigan

/s/ Alan H. Liu	Director	June 28, 2006

Alan H. Liu

/s/ John G. Raos	Director	June 27, 2006

John G. Raos

/s/ Andrew J. Ryan	Director	June 30, 2006

Andrew J. Ryan